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                                                                    EXHIBIT 5.1

                         WALLER LANSDEN DORTCH & DAVIS
                   A PROFESSIONAL LIMITED LIABILITY COMPANY
                             NASHVILLE CITY CENTER
                         511 UNION STREET, SUITE 2100
                            POST OFFICE BOX 198966
                        NASHVILLE, TENNESSEE 37219-8966
                                (615) 244-6380
                                  FACSIMILES
                                (615) 244-6804
                                (615) 244-5686

                              September 30, 1997

Orthodontic Centers of America, Inc.
5000 Sawgrass Village Circle, Suite 25
Ponte Vedra Beach, Florida 32082

     Re:Orthodontic Centers of America, Inc.
            Registration Statement on Form S-3

Ladies and Gentlemen:

  We are acting as counsel to Orthodontic Centers of America, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 5,980,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), pursuant to the above-referenced Registration Statement (the "Registration Statement"). In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

  Based upon the foregoing, we are of the opinion that those of the Shares that are currently outstanding and offered by the Selling Stockholders (as defined in the Registration Statement) are duly authorized, validly issued, fully paid and nonassessable. Those of the Shares that are offered by the Company, when issued and delivered in the manner and on the terms described in the Registration Statement (after the Registration Statement is declared effective), will be duly authorized, validly issued, fully paid and non-assessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                          Very truly yours,

                                          WALLER LANSDEN DORTCH & DAVIS, PLLC